Exhibit 10.8

DAVION HEALTHCARE PLC

Executive Officers Share Option Plan 2025-2029

Participant: David Over, Chief Commercial Officer

Grant Date: 2nd January 2025

Plan Type: Tax-Advantaged Company Share Option Plan (CSOP)

Exercise Price: 30% discount per share (based on market price value per share on grant date)

Number of Share Options Granted: 1,500,000

Vesting Schedule:

•	33.3% of options vest on 1 April 2027

•	33.3% of options vest on 1 April 2028

•	Remaining 33.4% of options vest on 1 April 2029

Vesting Conditions:

•	Continued employment on respective vesting dates

•	DAVION HEALTHCARE Plc's Earnings Per Share (EPS) growth of at least 5% p.a. over the 3-year period prior to each vest

Option Term: 5 years from grant date

Taxes: Income tax (where applicable) payable on gain at exercise on each respective vesting date, the vested portion of options becomes exercisable until the 10-year term expires on 31st March 2034. For example, if all EPS targets are met:

•	499,500 options vested on 1 April 2027

•	499,500 options vested on 1 April 2028

•	501,000 options vested on 1 April 2029

Share Plan Objectives

1.	Annual growth of EPS (Trailing) of at least 5% p.a over the 3 year period,

2.	Mode of settlement: Equity shares.

3.	Source of shares: New shares to be issued.

4.	Implementation route: Directly by the company.

Approved by the Board of Directors of Davion Healthcare Plc on 2nd January 2025

/s/ Jack Kaye

Jack Kaye

Chief Executive Officer          2nd January 2025